UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 17, 2021

INGREDION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center Westchester, Illinois	60154-5749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 551-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On August 17, 2021, the Board of Directors (the “Board”) of Ingredion Incorporated (the “Company”) elected Catherine A. Suever a director of the Company, effective August 17, 2021.

The Board has determined that Ms. Suever qualifies as an independent director under the corporate responsibility standards of the New York Stock Exchange (“NYSE”).

Ms. Suever, age 62, served as Executive Vice President – Finance and Administration and Chief Financial Officer of Parker-Hannifin Corporation, a NYSE-listed global leader in motion and control technologies, from April 2017 until her retirement from this position in December 2020. Ms. Suever joined Parker-Hannifin in 1987 and held roles of increasing responsibility within the finance department in addition to serving as the Business Unit Manager for two business units during her time with the company. Ms. Suever began her career at PricewaterhouseCoopers, an independent registered public accounting firm, where she served in a variety of audit-related roles. Ms. Suever holds a Bachelor of Science degree in accounting, magna cum laude, from the University of Dayton.

Ms. Suever’s experience includes service as a Chief Financial Officer of a public, industrial manufacturing company, with extensive experience in finance and accounting, in addition to leading Parker-Hannifin’s IT, investor relations, business development, strategy, and ethics & integrity functions. She also completed and led financial and IT integration of three large transformative acquisitions and was a key leader with respect to the company’s consumer experience and employee engagement efforts.

Ms. Suever currently serves as a director and member of the audit committee of the board of directors of Hexcel Corporation, a NYSE-listed global leader in advanced composites technology that sells its products in commercial, military and recreational markets for use in commercial and military aircraft, space launch vehicles and satellites, wind turbine blades, sports equipment, and automotive products. In addition, she is a member of the American Institute of Certified Public Accountants (AICPA). Ms. Suever recently served on the Board of Trustees for the National Multiple Sclerosis Society’s Ohio Chapter and was a member of the CFO Council of the Manufacturers Alliance for Productivity & Innovation (MAPI) and Financial Executives International (FEI).

Ms. Suever will receive initial and annual cash and stock compensation consistent with the compensation payable to all non-management directors, as described in the discussion under the heading Director Compensation on pages 20 through 21 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2021. The Company will enter into a standard indemnification agreement with Ms. Suever.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2021	Ingredion Incorporated

	By:	/s/ James D. Gray
James D. Gray Executive Vice President and Chief Financial Officer